CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use, in the registration statement on Form S-1/A Amendment No. 6 of HXT Holdings, Inc. (A Delaware Corporation) and Subsidiaries of our report dated December 30, 2008 on our audits of the financial statements of HXT Holdings, Inc. (A Delaware Corporation) and Subsidiaries as of September 30, 2008 and the results of their operations and cash flows for the twelve month and nine month periods ended September 30, 2008 and September 30, 2007, respectively, and the reference to us under the caption “Experts”.

Kabani & Company, Inc.
Los Angeles, California

March 13, 2009